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(As approved at March 1, 2002 Atlas Assets, Inc./Atlas Insurance Trust Joint
Board Meeting)

CONSIDERATION OF AUTHORIZATION TO EXECUTE REGISTRATION STATEMENTS BY POWER OF ATTORNEY (by all Directors/Trustees)


         RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, W. Lawrence Key, Gene A. Johnson and Joseph M. O'Donnell are each authorized, acting alone, to sign Registration Statements of the Company and the Trust on Forms N-1A and Form N-14 under the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of Marion O. Sandler, the President and Chief Executive Officer of the Company and the Trust, pursuant to a Power of Attorney granted by her to such persons, and any such signature is hereby authorized, approved and ratified.

(As approved at November 16, 2001 Atlas Assets, Inc./Atlas Insurance Trust Joint Board Meeting)

                                POWER OF ATTORNEY

                  Each of the undersigned Directors and Officers of ATLAS ASSETS, INC. (the "Company") hereby appoints W. LAWRENCE KEY, JOSEPH M. O'DONNELL and GENE A. JOHNSON (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940 and under the Securities Act of 1933 of the Company, including any and all amendments thereto, covering the registration and the sale of shares by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                  The undersigned Directors and Officers hereby execute this Power of Attorney as of this 16th day of November, 2001.

/s/Marion O. Sandler                                 /s/Russell W. Kettell
Chief Executive Officer,                             Director
President and Chairman

/s/Gene A. Johnson                                   /s/David J. Teece
Vice President and Treasurer                         Director

/s/Barbara A. Bond                                   /s/Daniel L. Rubinfeld
Director                                             Director